                                                                      EXHIBIT 12

                                 GROVE HOLDINGS LLC
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                  PREDECESSOR
                                                     ---------------------------------------------------------------------
                                                                               FISCAL YEAR ENDED
                                                     ---------------------------------------------------------------------
                                                     OCTOBER 2,   OCTOBER 1,   SEPTEMBER 30,  SEPTEMBER 28,  SEPTEMBER 27,
                                                        1993         1994          1995           1996           1997
                                                     -----------  -----------  -------------  -------------  -------------
Earnings (loss) before income taxes................   $   6,168    $   4,203     $  35,782      $  47,636      $  68,469
Interest expense...................................       2,771        3,170         2,614          3,326          2,042
Amortization of deferred financing costs...........      --           --            --             --             --
Portion of rent expense representative of
  interest (a).....................................         850          832           535            935          1,162
                                                     -----------  -----------  -------------  -------------  -------------
Earnings before fixed charges......................   $   9,789    $   8,205     $  38,931      $  51,897      $  71,673
                                                     -----------  -----------  -------------  -------------  -------------
                                                     -----------  -----------  -------------  -------------  -------------
Fixed charges:
  Interest expense.................................   $   2,771    $   3,170     $   2,614      $   3,326      $   2,042
Amortization of deferred financing costs...........      --           --            --             --             --
Portion of rent expense representative of
  interest (a).....................................         850          832           535            935          1,162
                                                     -----------  -----------  -------------  -------------  -------------
      Total fixed charges..........................   $   3,621    $   4,002     $   3,149      $   4,261      $   3,204
                                                     -----------  -----------  -------------  -------------  -------------
                                                     -----------  -----------  -------------  -------------  -------------
Ratio of earnings to fixed charges.................         2.7          2.1          12.4           12.2           22.4
                                                     -----------  -----------  -------------  -------------  -------------
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

                                                                                     COMPANY             PRO FORMA
                                                                                   -----------  ----------------------------

                                                      NINE MONTHS   SEVEN MONTHS   TWO MONTHS    FISCAL YEAR    NINE MONTHS

                                                         ENDED          ENDED         ENDED         ENDED          ENDED

                                                       JUNE 28,       APRIL 28,     JUNE 27,    SEPTEMBER 27,    JUNE 27,

                                                         1997           1998          1998          1997           1998

                                                     -------------  -------------  -----------  -------------  -------------

Earnings (loss) before income taxes................    $  45,068      $  16,109     $  (8,669)    $  26,058      $  (8,218)

Interest expense...................................        1,926            938         7,994        44,318         33,264

Amortization of deferred financing costs...........       --             --               331         2,000          1,500

Portion of rent expense representative of
  interest (a).....................................          978            832           238         1,162          1,070

                                                     -------------  -------------  -----------  -------------  -------------

Earnings before fixed charges......................    $  47,972      $  17,879     $    (106)    $  73,538      $  27,616

                                                     -------------  -------------  -----------  -------------  -------------

                                                     -------------  -------------  -----------  -------------  -------------

Fixed charges:
  Interest expense.................................    $   1,926      $     938     $   7,994     $  44,318      $  33,264

Amortization of deferred financing costs...........       --             --               331         2,000          1,500

Portion of rent expense representative of
  interest (a).....................................          978            832           238         1,162          1,070

                                                     -------------  -------------  -----------  -------------  -------------

      Total fixed charges..........................    $   2,904      $   1,770     $   8,563     $  47,480      $  35,834

                                                     -------------  -------------  -----------  -------------  -------------

                                                     -------------  -------------  -----------  -------------  -------------

Ratio of earnings to fixed charges.................         16.5           10.1            (b)          1.5             (c)

                                                     -------------  -------------  -----------  -------------  -------------

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

------------------------

(a) Deemed to be one-third of interest expense

(b) Earnings before fixed charges were insufficient to cover fixed charges by $8,669 for the two months ended June 27, 1998. Earnings for the two months June 27, 1998 include non-cash charges of $13,080.

(c) Pro forma earnings before fixed charges were insufficient to cover fixed charges by $8,218 for the nine months ended June 27, 1998. Earnings for the nine months June 27, 1998 include non-cash charges of $15,341.